EXHIBIT 99.1

Fentura Financial, Inc.
P.O. Box 725
Fenton, MI 48430-0725

Contact:	Ronald L. Justice SVP Corporate Governance & Investor Relations Fentura Financial, Inc. (810) 714-3902 April 7, 2006

For Immediate Release

FENTURA FINANCIAL, INC. ANNOUNCES QUARTERLY DIVIDEND

The Board of Directors of Fentura Financial, Inc. has announced a 25-cent per share dividend for shareholders of record as of April 17, 2006, and payable April 21, 2006.

Fentura Financial, Inc. is a bank holding company headquartered in Fenton, Michigan. Subsidiary banks include The State Bank headquartered in Fenton with offices serving Fenton, Linden, Holly, Grand Blanc, and Brighton; Davison State Bank headquartered in Davison, Michigan with offices serving Davison and Goodrich; and West Michigan Community Bank headquartered in Hudsonville, Michigan with offices serving Hudsonville, Holland, Jenison, and Grandville. Fentura Financial, Inc. shares are traded over the counter under the FETM trading symbol.

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